UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 6, 2000


                         MEDITECH PHARMACEUTICALS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


      NEVADA                       001-12561                     95-3819300
      ------                       ---------                     ----------
  (State or other                 (Commission                 (I.R.S. Employer
   jurisdiction                   File Number)               Identification No.)
 of incorporation)

                          10105 E. Via Linda, Suite 103
                                     PMB 382
                                Phoenix, Arizona              85258
                                ----------------              -----
                   (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (480) 614-2874

Item 4. Changes in Registrant's Certifying Accountant

     On September 6, 2000, the Company's Board of Directors approved the engagement of Singer Lewak Greenbaum & Goldstein LLP, as the Company's independent certified public accountants to replace Roy A. Cohen, C.P.A. to audit the Company's financial statements for the fiscal year ending May 31, 2001. Singer Lewak Greenbaum & Goldstein LLP was also engaged to audit the Company's financial statements for the fiscal years ended May 31, 1999 and May 31, 2000, for inclusion in a Form SB-2 registration statement that will be filed by the Company. Roy A. Cohen, C.P.A., had been engaged to audit the Company's financial statements for the fiscal years ended May 31, 1985 through May 31, 2000. The audit reports provided by Roy A. Cohen, C.P.A. for the prior two fiscal years did not contain an adverse opinion or disclaimer of opinion; however, the audit reports for such periods did contain a going concern qualification.

     Management of the Company knows of no past or present disagreements between the Company and Roy A. Cohen, C.P.A., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the two-year period prior covered by Roy A. Cohen, C.P.A.'s report and subsequently through September 6, 2000.

     There were no "reportable events" (as such term is defined in Item 304 of Regulation S-K) that occurred within the Company's two most recent fiscal years nor any subsequent interim period through September 6, 2000.

     During the Company's two most recent fiscal years and the subsequent interim period through September 6, 2000 prior to the engagement of Singer Lewak Greenbaum & Goldstein LLP, neither the Company nor anyone on the Company's behalf consulted with Singer Lewak Greenbaum & Goldstein LLP regarding either
(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."


Item 7. Financial Statements and Exhibits

     (a)  Financial Statements - None

     (b)  Exhibits

          16.1 - Letter on change in certifying accountant.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MEDITECH PHARMACEUTICALS, INC.



Dated: January 29, 2001                  By: /s/ GERALD N. KERN
                                         ----------------------
                                         Gerald N. Kern, Chief Executive Officer